EXHIBIT 5

                             ROBERT BRANTL, ESQ.
                              322 Fourth Street
                             Brooklyn, NY 11215
                                718-768-6045

July 19, 2006

China Aoxing Pharmaceutical Company, Inc.
No. 1 Industry District
Xinle City, Hebei Province, China   050700

Gentlemen:

With reference to the Registration Statement on Form S-8 which China Aoxing Pharmaceutical Company, Inc. proposes to file with the Securities and Exchange Commission registering 1,000,000 common shares which may be offered and sold by China Aoxing Pharmaceutical Company, Inc. under the 2006 Stock and Stock Option Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                         Yours,


                                         /s/ Robert Brantl
                                         --------------------
                                         Robert Brantl